Exhibit 99.1

April 22, 2010

JANUS CAPITAL GROUP INC. ANNOUNCES

FIRST QUARTER 2010 RESULTS

First quarter earnings of $0.17 per diluted share

Long-term net outflows of $1.9 billion for the quarter

67%, 84% and 84% of complex-wide mutual funds outperformed their

Lipper peer group medians for 1-, 3- and 5-years(1)

DENVER — Janus Capital Group Inc. (“JCG”) (NYSE: JNS) today reported first quarter net income of $31.3 million, or $0.17 per diluted share, compared with net income of $37.0 million, or $0.20 per diluted share, in the fourth quarter 2009 and a net loss of $818.1 million, or $5.22 per diluted share, in the first quarter 2009.  First quarter 2009 included a goodwill and intangible asset impairment charge of $856.7 million, or $5.21 loss per diluted share.

The company’s operating margin for the first quarter 2010 was 27.3% compared with 30.2% for the fourth quarter 2009.

Flows and Assets Under Management

Average assets under management during the first quarter 2010 were $160.0 billion compared with $155.2 billion during the fourth quarter 2009 and $113.1 billion during the first quarter 2009.  At March 31, 2010, the company’s total assets under management were $165.5 billion compared with $159.7 billion at December 31, 2009 and $110.9 billion at March 31, 2009.

(1) Relative performance analysis is based on ratings and rankings for the share class with the longest performance history, Class T, S or I Shares in the Janus retail fund (“JIF”) trust, and Janus Aspen Series (“JAS”) Institutional Shares.  See www.janus.com for complete Lipper rankings based on total returns.

The increase in complex-wide assets during the first quarter 2010 reflects $7.8 billion of net market appreciation and long-term net outflows of $1.9 billion.  Janus and Perkins long-term net inflows totaled $1.4 billion and $1.0 billion, respectively, while INTECH long-term net outflows totaled $4.3 billion.

Investment Performance

Relative long-term investment performance remained strong with 67%, 84% and 84% of complex-wide mutual funds in the top half of their Lipper categories on a one-, three- and five-year total-return basis, respectively, as of March 31, 2010.(2)  In addition, 49% of complex-wide mutual funds have a 4- or 5-star Overall Morningstar RatingTM at March 31, 2010.(3)

Janus-managed equity mutual funds continue to outperform the majority of peers with 81%, 88% and 86% of equity mutual funds ranking in the top half of their Lipper categories on a one-, three- and five-year total return basis, respectively, as of March 31, 2010.(2)  Additionally, 25%, 100% and 100% of Janus-managed fixed income mutual funds ranked in the top half of their Lipper categories on a one-, three- and five-year total return basis, respectively, for the same time period.(2)

INTECH’s strategies continued to underperform over longer periods, with 0%, 42% and 56% of strategies surpassing their respective benchmarks, net of fees, over the one-, three- and five-year periods, as of March 31, 2010.  However, INTECH’s near-term investment performance improved with 75% of INTECH’s strategies outperforming their respective benchmarks over the last six months.

Perkins continues to deliver strong long-term investment performance with 50%, 100% and 100% of mutual funds in the top half of their Lipper categories on a one-, three- and five-year total-return basis as of March 31, 2010.

(2)  Relative performance analysis is based on ratings and rankings for the share class with the longest performance history, Class T, S or I Shares in the Janus retail fund (“JIF”) trust, and Janus Aspen Series (“JAS”) Institutional Shares.  See www.janus.com for complete Lipper rankings based on total returns.

(3)  Funds included in the analysis reflect the share class with the longest performance history, and include Janus Retail (“JIF”) Class T, S and I Shares and Janus Aspen Series (“JAS”) Institutional Shares.  See www.janus.com for Morningstar ratings based on risk-adjusted returns.

Financial Discussion

Financial Highlights

(dollars in millions, except per share data or as noted)

	Three Months Ended
	March 31,	December 31,	March 31,
	2010	2009	2009*

Average Assets (in billions)	$160.0	$155.2	$113.1
Ending AUM (in billions)	$165.5	$159.7	$110.9
Revenues	$246.9	$250.6	$170.3
Operating Expenses	$179.6	$174.9	$1,000.1
Operating Income (Loss)	$67.3	$75.7	$(829.8)
Operating Margin	27.3%	30.2%	-487.3%

Net Income (Loss)	$31.3	$37.0	$(818.1)

Diluted Earnings (Loss) per Share	$0.17	$0.20	$(5.22)

*                 First quarter 2009 results include goodwill and intangible asset impairment charges totaling $856.7 million, or $5.21 loss per diluted share.  The intangible asset impairment charge has an associated non-cash tax benefit of $40.6 million.

First quarter 2010 revenues of $246.9 million decreased 1.5% from the previous quarter due to lower separate account performance fees, partially offset by an increase from higher average assets under management.  Operating expenses increased $4.7 million, or 2.7%, primarily as a result of higher long-term incentive compensation, asset-based distribution expenses and certain administrative expenses.

Capital and Liquidity

At March 31, 2010, JCG had stockholders’ equity of $1.0 billion, cash and investments of $375 million and outstanding debt of $794 million.

First Quarter 2010 Earnings Call Information

JCG will discuss its results during a conference call on Thursday, April 22 at 10 a.m. Eastern Daylight Time.  The call-in number will be (877)-301-7574.  Anyone outside the U.S. or Canada should call (706)-643-3623.  The slides used during the presentation will be available in the investor relations section of the Janus Capital Group Web site (www.janus.com/ir) approximately one hour prior to the call.  For those unable to join the conference call at the scheduled time, an audio replay will be available on www.janus.com/ir.

About Janus Capital Group Inc.

Janus Capital Group Inc. (JCG) is a global investment firm offering strategies from three individual investment boutiques: Janus Capital Management LLC (Janus), INTECH Investment Management LLC (INTECH) and Perkins Investment Management LLC (Perkins). Each manager employs a research-intensive approach that is distinct within its respective asset class. This multi-boutique approach enables the firm to provide style-specific expertise across an array of strategies, including growth, value and risk-managed equities, fixed income and alternatives through one common distribution platform.

At the end of March 2010, JCG managed $165.5 billion in assets for shareholders, clients and institutions around the globe. Based in Denver, JCG also has offices in London, Milan, Munich, Singapore, Hong Kong, Tokyo and Melbourne.

Contacts:

Media: Shelley Peterson, 303-316-5625

Investors: John Groneman, 303-336-7466

###

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus containing this and other information, please call JCG at (800) 525-3713 or download the file from www.janus.com. Read it carefully before you invest or send money.

This presentation should not be considered sales material and is not an offer or a solicitation for any securities.

Data presented reflects past performance, which is no guarantee of future results.  Rankings referenced exclude money markets.

The Overall Morningstar RatingTM for a fund is derived from a weighted average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar RatingTM metrics.

Funds distributed by Janus Distributors LLC.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “forecast” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts.  Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.  These statements are based on the beliefs and assumptions of Company management based on information currently available to management.

Various risks, uncertainties, assumptions and factors that could cause future results to differ materially from those expressed by the forward-looking statements included in this press release include, but are not limited to, risks specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 included under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the SEC from time to time.  In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. Many of these factors are beyond the control of the Company and its management. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release.  Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

JANUS CAPITAL GROUP INC.

UNAUDITED

CONSOLIDATED STATEMENTS OF INCOME

(dollars in millions, except per share data or as noted)

	Three Months Ended
	March 31,	December 31,	March 31,
	2010	2009	2009
Revenues:
Investment management fees	$205.8	$202.0	$136.8
Performance fees	4.7	11.6	3.4
Shareowner servicing fees and other	36.4	37.0	30.1
Total	246.9	250.6	170.3

Operating Expenses:
Employee compensation and benefits	79.6	82.5	62.2
Long-term incentive compensation	18.6	14.1	13.4
Marketing and advertising	6.8	7.5	5.6
Distribution	35.1	32.9	20.1
Depreciation and amortization	9.9	10.3	8.9
General, administrative and occupancy	29.6	27.6	33.2
Goodwill and intangible asset impairments	—	—	856.7
Total	179.6	174.9	1,000.1

Operating income (loss)	67.3	75.7	(829.8)

Interest expense	(15.6)	(15.8)	(19.9)
Investment gains (losses), net	0.7	0.4	(7.2)
Other income, net	0.2	0.4	—
Income tax provision	(19.2)	(20.2)	41.3

Net income (loss)	33.4	40.5	(815.6)
Noncontrolling interest	(2.1)	(3.5)	(2.5)

Net income (loss) attributable to JCG	$31.3	$37.0	$(818.1)

Diluted weighted average shares outstanding (in millions)	181.9	181.7	156.6

Diluted earnings (loss) per share attributable to JCG common shareholders:	$0.17	$0.20	$(5.22)

Average Assets Under Management (in billions)	$160.0	$155.2	$113.1

JANUS CAPITAL GROUP INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in millions)

	March 31,	December 31,
	2010	2009
Assets
Cash and cash equivalents	$269.0	$324.7
Marketable securities	105.5	106.8
Other assets	295.9	276.8
Property and equipment, net	46.7	48.4
Intangibles and goodwill, net	1,770.7	1,773.6
Total Assets	$2,487.8	$2,530.3

Liabilities and Stockholders’ Equity
Debt	$793.9	$792.0
Other liabilities	261.1	336.6
Deferred income taxes	388.8	390.1
Stockholders’ equity	1,044.0	1,011.6
Total Liabilities and Stockholders’ Equity	$2,487.8	$2,530.3

UNAUDITED CONDENSED CASH FLOW INFORMATION

(dollars in millions)

	Three Months Ended
	March 31,	December 31,	March 31,
	2010	2009	2009
Cash provided by (used in):
Operating activities	$(4.8)	$95.6	$(27.4)
Investing activities	(19.3)	(6.3)	(17.6)
Financing activities	(31.6)	(1.0)	(5.5)
Net change during period	$(55.7)	$88.3	$(50.5)

JANUS CAPITAL GROUP INC.

ASSETS & FLOWS BY INVESTMENT DISCIPLINE

(dollars in billions)

	Three Months Ended
	March 31, 2010	December 31, 2009	March 31, 2009
Growth/Blend
Beginning of period assets	$68.9	$65.4	$50.0
Sales	3.5	3.0	2.4
Redemptions	3.4	3.1	3.5
Net sales (redemptions)	0.1	(0.1)	(1.1)
Market / fund performance	3.1	3.6	(1.9)
End of period assets	$72.1	$68.9	$47.0

Global/International
Beginning of period assets	$19.4	$18.2	$10.9
Sales	1.4	1.4	0.5
Redemptions	1.0	0.8	0.6
Net sales (redemptions)	0.4	0.6	(0.1)
Market / fund performance	1.4	0.6	(0.1)
End of period assets	$21.2	$19.4	$10.7

Mathematical/Quantitative (1)
Beginning of period assets	$48.0	$47.3	$42.4
Sales	0.5	2.2	0.9
Redemptions	4.8	4.6	1.4
Net sales (redemptions)	(4.3)	(2.4)	(0.5)
Market / fund performance	2.2	3.1	(3.6)
End of period assets	$45.9	$48.0	$38.3

Fixed Income
Beginning of period assets	$6.8	$5.6	$3.2
Sales	1.7	1.5	0.8
Redemptions	0.8	0.5	0.3
Net sales (redemptions)	0.9	1.0	0.5
Market / fund performance	0.1	0.2	—
End of period assets	$7.8	$6.8	$3.7

Value (2)
Beginning of period assets	$14.9	$13.5	$9.1
Sales	2.3	2.1	1.4
Redemptions	1.3	1.2	1.1
Net sales (redemptions)	1.0	0.9	0.3
Market / fund performance	0.9	0.5	(0.8)
End of period assets	$16.8	$14.9	$8.6

Money Market
Beginning of period assets	$1.7	$1.8	$7.9
Sales	0.1	0.2	3.0
Redemptions	0.2	0.3	8.3
Net sales (redemptions)	(0.1)	(0.1)	(5.3)
Market / fund performance	—	—	—
End of period assets	$1.6	$1.7	$2.6

Total Company
Beginning of period assets	$159.7	$151.8	$123.5
Sales	9.5	10.4	9.0
Redemptions	11.5	10.5	15.2
Net sales (redemptions)	(2.0)	(0.1)	(6.2)
Market / fund performance	7.8	8.0	(6.4)
End of period assets	$165.5	$159.7	$110.9

Total Excluding Money Market
Beginning of period assets	$158.0	$150.0	$115.6
Sales	9.4	10.2	6.0
Redemptions	11.3	10.2	6.9
Net sales (redemptions)	(1.9)	—	(0.9)
Market / fund performance	7.8	8.0	(6.4)
End of period assets	$163.9	$158.0	$108.3

Notes:

(1)          Represents all assets managed by INTECH Investment Management LLC.

(2)          Represents all assets managed by Perkins Investment Management LLC.

C-0410-138